UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 500-4850

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

deltathree, Inc. (the “Company”) held its Annual Meeting of Stockholders on August 1, 2011. At the meeting the following matters were submitted to a vote of the Company’s stockholders, and the results were as follows:

(1)  Seven directors were elected for a term of one year each, to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualified, as follows:

(i) Robert Stevanovski:	39,851,598 votes for, 479,800 votes withheld, and 9,549,602 broker non-votes;
(ii) Anthony Cassara:	39,855,421 votes for, 475,977 votes withheld, and 9,549,602 broker non-votes;
(iii) Lior Samuelson:	39,852,030 votes for, 479,368 votes withheld, and 9,549,602 broker non-votes;
(iv) David Stevanovski:	39,826,430 votes for, 505,058 votes withheld, and 9,549,602 broker non-votes;
(v) Colleen Jones:	39,850,498 votes for, 480,900 votes withheld, and 9,549,602 broker non-votes;
(vi) J. Lyle Patrick:	40,038,762 votes for, 292,636 votes withheld, and 9,549,602 broker non-votes;
(vii) Brian Fitzpatrick:	40,054,120 votes for, 277,278 votes withheld, and 9,549,602 broker non-votes; and

(2)  The ratification of the appointment of Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, as the Company’s independent auditors for the fiscal year ending December 31, 2011, was approved by the following vote: 48,138,566 votes for; 1,712,692 votes against; and 29,742 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:       /s/ Peter Friedman
Name:  Peter Friedman
Title:    General Counsel and Secretary

Dated: August 2, 2011